EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

   (A)  Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                                                                                WEIGHTED
                                     SHARES OF    NUMBER OF DAYS  NUMBER OF      SHARES
                                    COMMON STOCK   OUTSTANDING    SHARE DAYS  OUTSTANDING
                                    ------------  --------------  ----------  -----------
Quarter Ended January 4, 1996
-------------------------------
October 1 - January 4                 6,345,465        96         609,164,680
Shares Issued                            40,445      Various        2,151,590
                                      ---------                   -----------
                                      6,385,910                   611,316,270   6,367,878
                                      =========                   ===========   =========

Quarter Ended December 29, 1994
-------------------------------
October 1 - December 29               6,274,260        90         564,683,429
Shares Issued                             8,619      Various          435,255
                                      ---------                   -----------
                                      6,282,879                   565,118,684   6,279,096
                                      =========                   ===========   =========

   (B)  Computation of earnings per share:

        Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                                     QUARTER ENDED
                                               January 4,      December 29,
                                                  1996             1994
                                               ----------      ------------
Net Earnings                                   $1,398,228       $1,343,526

Weighted average number of shares of
 common stock outstanding                       6,367,878        6,279,096

Earnings Per Share                             $     0.22       $     0.21
                                               ==========       ==========








                                           -16-